Exhibit 32.1

Certificate of the Chief Executive Officer of Mobileye Global Inc. pursuant to 18 U.S.C. § 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

In connection with the Quarterly Report on Form 10-Q of Mobileye Global Inc. for the period ending September 27, 2025 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Professor Amnon Shashua, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of Mobileye Global Inc.

Date: October 23, 2025

	By:	/s/ Professor Amnon Shashua
Professor Amnon Shashua
Chief Executive Officer, President, and Director
(Principal Executive Officer)